UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

Wincash Apolo Gold & Energy Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-27791	98-0412805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9th floor, Kam Chung Commercial Bldg., 19-21 Hennessy Road, Wanchai, Hong Kong
(Address of Principal Executive Offices) (Zip Code)

(852) 3111 7718
Registrant’s telephone number, including area code

Apolo Gold & Energy Inc.
(Former Name or Former Address
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective September 23 2015, Wincash Apolo Gold & Energy Inc., (“Apolo” or the “Company”) (OTCQB.APLL) a Nevada corporation, reports the resignation of Kelvin Chak Wai Man from the positions of President, Chief Executive Officer, Secretary and Director. Additionally, the Company reports the resignation of Edward Low from the positions of Treasurer and Chief Financial Officer.

There was no disagreement with either Mr. Chak Wai Man or Mr. Low. The Board of Directors expressed their sincere gratitude for their service. The Company has provided Mr. Chak and Mr. Low with a copy of this current report prior to the filing and informed them that they had the opportunity to provide the Company with correspondence stating whether they agree or disagree with the disclosure contained in this current report which the Company would also file as an exhibit to this current report or an amendment thereof.

Also effective September 23, 2015, the Company announces the appointment of James T. Edwards to the positions of President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer. Mr. Edwards has served as a Director on the Company’s Board of Directors since August 17, 2015.

In 1971 Mr. Edwards received a Certificate in Corporate Finance and Stock Market Function from the New York Institute of Finance and in 1980 he received a Professional Certificate in Real Estate Development from the University of California, Irvine. He earned a Professional Certificate in Corporate Governance from the University of California, Los Angeles (UCLA) in 2002.

Mr. Edwards was the Founder of to VISTAinnova, LLC (www.VISTAinnova.com) and a its technology affiliate, VISTAinnova Technology Group. Since its founding in January 1986 Mr. Edwards has continued to serve as VISTAinnova’s Managing Director and Senior Consultant. In that capacity he has been responsible for the overall management and business development of international operations in China, Hong Kong, South East Asia, Mexico and the United States.

From January 1998 to June 2005 Mr. Edwards was a pioneering member, early stage investor and Mentor for Tech Coast Angels. Tech Coast Angels (TCA) is active in both Orange County and Los Angeles, California. TCA members provide funding and guidance to early-stage, high-growth companies in Southern California. Additionally, TCA members provide counsel, mentoring and access to a network of potential investors, customers, strategic partners and management talent for a wide range of industries, including the life sciences, biotech, IT, services, retail, Internet, financial, software, media, consumer products and tech companies.

He has also served as Chairman of the Board and Chief Executive Officer of 1st Prestige Wealth Management (OTC: FPWM) since October 2012. He is the senior corporate executive in charge of all planning, strategy, corporate finance and international business development for this multi-national financial technology firm addressing insurance, financial planning and wealth management in China, in Hong Kong and South East Asia and in the global Chinese diaspora including the United States.

Since January 2013 he has served as a member of the Board of Directors and as the Vice President of Programs for the California Regional Chapter of the U.S. Mexico Chamber of Commerce. The Chamber is officially recognized by the governments of the United States and Mexico and works to promote trade and investment between the U.S. and Mexico as well as promote trade between the United States, Mexico and China. Working on behalf of the U.S. Mexico Chamber of Commerce, since 2011 he has co-led annual trade, investment and political delegations from Mexico and U.S. to China, Hong Kong, S.E. Asia.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Wincash Apolo Gold & Energy, Inc.

/s/ James T. Edwards
Date: September 29, 2015	James Edwards, President, CEO, Director